CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295520 on Form S-6 of our report dated July 9, 2026, relating to the financial statement of FT 13051, comprising Diversified Equity Strategic Allocation Port. 3Q '26 - Term 10/15/27, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 9, 2026